Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of Barrick Mining Corporation (formerly Barrick Gold Corporation) of our report dated February 11, 2025 relating to the consolidated financial statements and effectiveness of internal control over financial reporting of Barrick Mining Corporation (formerly Barrick Gold Corporation), which appears in Exhibit 99.2 to the company’s Form 6-K dated February 12, 2025. We also consent to the reference to us under the heading “Auditors” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

May 7, 2025

PricewaterhouseCoopers LLP

PwC Tower, 18 York Street, Suite 2500, Toronto, Ontario, Canada M5J 0B2

T.: +1 416 863 1133, F.: +1 416 365 8215, Fax to mail: ca_toronto_18_york_fax@pwc.com

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.